                                                                      EXHIBIT 11

                       STAR BUFFET, INC. AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS
                                    PER SHARE

                                                  TWELVE WEEKS ENDED       TWENTY-EIGHT WEEKS ENDED
                                               ------------------------    ------------------------
                                               AUGUST 9,     AUGUST 10,    AUGUST 9,     AUGUST 10,
                                                  1999          1998          1999          1998
                                               ----------    ----------    ----------    ----------
BASIC EARNINGS PER SHARE:
Net Income                                     $  579,000    $  848,000    $1,598,000    $2,379,000
                                               ----------    ----------    ----------    ----------
Weighted average number of common shares
  outstanding during the period                 2,950,000     5,450,000     2,950,000     5,450,000
                                               ----------    ----------    ----------    ----------
Basic Earnings per Share                       $     0.20    $     0.16    $     0.54    $     0.44
                                               ----------    ----------    ----------    ----------
DILUTED EARNINGS PER SHARE
Net Income                                     $  579,000    $  848,000    $1,598,000    $2,379,000
                                               ----------    ----------    ----------    ----------
Weighted average number of common
  shares outstanding during the period          2,950,000     5,450,000     2,950,000     5,450,000
                                               ----------    ----------    ----------    ----------
Incremental common shares
  attributable to outstanding stock options            --            --            --        40,000
                                               ----------    ----------    ----------    ----------
                                                2,950,000     5,450,000     2,950,000     5,490,000

Diluted Earnings per Share                     $     0.20    $     0.16    $     0.54    $     0.43
                                               ----------    ----------    ----------    ----------